UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2009

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322

(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)	Identification Number)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On July 28, 2009, Imperial Capital Bancorp, Inc. (the “Company”), the holding company for Imperial Capital Bank (the “Bank”), entered into a written agreement (the “Agreement”) with the Federal Reserve Bank of San Francisco (the “FRB”) and the State of California Department of Financial Institutions (the “DFI”).  The Agreement is designed to enhance the Company’s ability to act as a source of strength to the Bank and requires the Company to obtain regulatory approval before paying dividends, receiving dividends from the Bank, making payments on subordinated debentures or trust preferred securities, incurring debt or purchasing/redeeming Company stock. The Agreement requires the Company to submit to the FRB and the DFI a plan to maintain adequate capital on a consolidated basis and at the Bank.  The Agreement also provides that the Company may not appoint any new director or senior executive officer or change the responsibilities of any current senior executive officers without notifying the FRB and the DFI.  The Agreement further provides that the Company may not make certain indemnification and severance payments without complying with specified statutory restrictions, including prior written approval of the FRB and concurrence from the Federal Deposit Insurance Corporation.  The Company must furnish periodic progress reports to the FRB and the DFI regarding its compliance with the Agreement.  The Agreement will remain in effect until modified or terminated by the FRB and the DFI.  The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached to this report as Exhibit 10.1.

Other than the requirement that the Company submit a capital plan and the making of the DFI as a party to the Agreement, the Company was previously subject to most of the restrictions set forth in the Agreement pursuant to a prior notification from the FRB, as originally reported by the Company in its Current Report on Form 8-K filed on February 20, 2009.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2009, Lyle C. Lodwick resigned as Executive Managing Director and Chief Operating Officer of the Company and the Bank after informing the Company and the Bank of his desire to pursue other opportunities.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits

10.1	Agreement, dated July 28, 2009, by and among Imperial Capital Bancorp, Inc., the Federal Reserve Bank of San Francisco and the State of California Department of Financial Institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          IMPERIAL CAPITAL BANCORP, INC.

Date: August 3, 2009	By: /s/ Timothy M. Doyle
Timothy M. Doyle Executive Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement, dated July 28, 2009, by and among Imperial Capital Bancorp, Inc., the Federal Reserve Bank of San Francisco and the State of California Department of Financial Institutions.